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                N-SAR ITEM 77H: CHANGE IN CONTROL OF REGISTRANT

Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

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
                            AS OF APRIL 30TH 2014

           FUND                   NAME OF PERSON         OWNERSHIP % OF SERIES
COLUMBIA ABSOLUTE RETURN    JPMCB NA CUST FOR COLUMBIA
  CURRENCY AND INCOME FUND  CAPITAL ALLOCATION MODERATE
                            AGGRESSIVE PORTFOLIO                27.72%
COLUMBIA EMERGING MARKETS   JPMCB NA CUST FOR COLUMBIA
  BOND FUND                 INCOME BUILDER FUND                 26.01%

                           AS OF NOVEMBER 1ST 2013

           FUND                   NAME OF PERSON         OWNERSHIP % OF SERIES
COLUMBIA ABSOLUTE RETURN    JPMCB NA CUST FOR COLUMBIA
  CURRENCY AND INCOME FUND  INCOME BUILDER FUND                 27.69%
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